Exhibit 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE
April 17, 2008

ANGIOTECH’S NOVEL 5-FU CENTRAL VENOUS CATHETER RECEIVES FDA 510(k) CLEARANCE

VANCOUVER, BC, April 17, 2008 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced that it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its innovative 5-Fluorouracil-coated (5-FU) Central Venous Catheter (CVC) in the United States.

 “The 5-FU CVC represents our first drug-eluting medical device product to be researched and developed completely in-house by Angiotech’s R & D and clinical teams, without the aid of a corporate partner,” said Dr. William Hunter, President and CEO of Angiotech. “This is an important milestone in our Company’s history, and we look forward to moving into the commercial phase of our 5-FU CVC product, as well as developing other implantable devices that utilize this novel and proprietary anti-infective technology platform.”

The clinical data from Angiotech’s 960 patient clinical trial comparing its 5-FU CVC with a chlorhexidine/silver sulfadiazine (CH-SS) coated CVC was recently presented by clinical investigators at the 28th International Symposium on Intensive Care and Emergency Medicine in Brussels.  The study met its primary non-inferiority endpoint and there were no occurrences of clinically evident blood stream infection in patients treated with Angiotech’s 5-FU CVC.

About Angiotech’s 5-FU CVC

Angiotech has demonstrated that 5-FU, a well-known and FDA approved drug, has effectively demonstrated its ability to prevent catheter-related infections as compared with CH-SS coated catheters. In addition, since 5-FU is not routinely used as either a systemic antibiotic or a hospital antiseptic, there may be  a reduced risk to the hospital or the community at-large of creating a “super-bug” that is resistant to useful classes of antibiotics and antiseptics and may make infection control more complex. The alarming increase in microbial resistance is one of the Centers for Disease Control and Prevention’s top concerns, and the 5-FU CVC represents an effective and important step towards preserving valuable antibiotic and antiseptic agents which currently have widespread use in the hospital and community settings.

The principle behind using 5-FU on a CVC is that the drug acts through multiple pathways to inhibit bacterial growth and metabolic functions of most microorganisms. Adding a very minute amount of 5-FU to the surface of a device makes that surface a hostile environment for a microorganism, with unchanged tolerability for the patient. This reduction in colonization by bacteria may have a net effect of reducing biofilm burden on the implanted devices, making them less likely to serve as reservoirs for additional infection.

Note on Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research development and product and drug development.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in drug discovery and clinical development processes; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand commercialization activities or consummate acquisitions; the accuracy of our estimations of the size of the market, and the potential market, for our products in specific disease areas; sales numbers and future guidance publicly provided by Boston Scientific Corporation regarding sales of their paclitaxel-eluting coronary stent products; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this report to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete preclinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us;  our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the ability of Boston Scientific Corporation to successfully manufacture, market and sell their paclitaxel-eluting coronary stent products; the continued availability of capital to finance our activities; our ability to achieve the financial benefits expected as a result of the acquisition of American Medical Instruments Holdings, Inc.; and any other factors referenced in our annual information form and other filings with the applicable Canadian securities regulatory authorities or the SEC. Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Deirdre Neary

Manager, Investor Relations

Angiotech Pharmaceuticals, Inc.

(604) 222-7056

dneary@angio.com